STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT, dated as of December 24, 1997 (this "Agreement"), by and among Marketing Services Group, Inc., a Nevada corporation having an office at 333 Seventh Avenue, 20th Floor, New York, New York 10001 ("Company"), and those stockholders of Company set forth on Annex I hereto (individually, a "Stockholder" and collectively, the "Stockholders").

                              W I T N E S S E T H :
                              -------------------

                  WHEREAS, Company and General Electric Capital Corporation ("GE Capital" or "Purchaser") have entered into that certain Purchase Agreement, dated as of December 24, 1997 (the "Purchase Agreement"), pursuant to which Company has agreed to sell, and Purchaser has agreed to purchase, on the terms and subject to the conditions set forth therein, 50,000 shares of Series D Convertible Preferred Stock, $0.01 par value per share ("Convertible Preferred Stock"), of Company convertible into shares of common stock of Company, $.01 par value per share ("Common Stock"), and 10,670,000 Warrants to purchase shares of Common Stock;

                  WHEREAS, each of the parties hereto (other than Company) are on the date hereof holders of the number of shares of Convertible Preferred Stock or Common Stock (all shares of Convertible Preferred Stock and Common Stock being referred to herein collectively as "Stock") as is set forth on Annex I hereto (such Stockholders, other than Purchaser and its successors and assigns, the "Existing Stockholders"); and

                  WHEREAS, certain terms used in this Agreement are defined in the Purchase Agreement;

                  NOW, THEREFORE, in consideration of the agreements, premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.  Tag-Along Right.
                      ---------------

                  (a) No Existing Stockholder shall directly or indirectly sell, transfer or otherwise dispose of Stock, which after giving effect to all prior sales, transfers or


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other dispositions from and after the date hereof by the Existing Stockholder constitutes more than twenty percent (20%) of the Common Stock owned by all Existing Stockholders on the date hereof, in a single transaction or related series of transactions, to any third party unless the terms and conditions of such sale, transfer or other disposition (the "Third Party Disposition") to such third party shall contain an offer to Purchaser, to include in such Third Party Disposition such number of shares of Common Stock or Convertible Preferred Stock as is determined in accordance with Section 1(b) below. At least 45 days prior to effecting any Third Party Disposition, such selling Existing Stockholder (the "Selling Existing Stockholder") shall promptly cause the terms and conditions of the Third Party Disposition to be reduced to a reasonably detailed writing (which writing shall identify the third party purchaser and shall include the offer to Purchaser to purchase or otherwise acquire its Common Stock or Convertible Preferred Stock, as the case may be, according to the terms and subject to the conditions of this Section 1), and shall deliver, or cause the third party to deliver, written notice (the "Notice") of the terms of such Third Party Disposition to Purchaser. The Notice shall be accompanied by a true and correct copy of the agreement, if any, embodying the terms and conditions of the proposed Third Party Disposition or such written summary thereof if there is no agreement. At any time after receipt of the Notice (but in no event later than 10 Business Days after receipt), Purchaser may accept the offer included in the Notice for up to such number of its shares of Common Stock or Convertible Preferred Stock, as the case may be, as determined in accordance with the provisions of Section 1(b) below, by furnishing irrevocable written notice of such acceptance to the Selling Existing Stockholder and to the third party.

                  (b) In the event that Purchaser elects to accept the offer included in the Notice described in Section 1(a) above, Purchaser (the "Included Stockholder") shall have the right to sell, transfer or otherwise dispose of such number of its shares of Common Stock (including Convertible Preferred Stock) pursuant to, and upon consummation of, the Third Party Disposition which is equal to the product of (X) the total number of shares of Common Stock owned by the Included Stockholder (assuming for the purpose of this calculation, the conversion of all shares of Convertible Preferred Stock and exercise of all then exercisable Warrants) and (Y) a fraction, the numerator of which shall equal the total number of shares of Common Stock to be sold



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

to the third party, and the denominator of which shall equal the total number of shares of Common Stock owned by all Stockholders (assuming for the purposes of this calculation, the conversion of all shares of Convertible Preferred Stock and the exercise of all then exercisable Warrants). If the third party purchaser is not willing to purchase such additional shares, the number of shares to be sold by the Selling Existing Stockholder and the Included Stockholder shall be proportionately reduced.

                  (c) The purchase of Stock pursuant to this Section 1 shall be made on the same terms (including, without limitation, the per share consideration and method of payment, and the date of sale, transfer or other disposition), and subject to the same conditions, if any, as are provided to the Selling Existing Stockholder and stated in the Notice.

                  (d) Upon the consummation of the disposition of Stock to the third party pursuant to the Third Party Disposition, the Selling Existing Stockholder shall (i) cause the third party to remit directly to the Included Stockholder the sales price of its Stock disposed of pursuant thereto, and (ii) furnish such other evidence of the completion and time of completion of such disposition and the terms thereof as may reasonably be requested by such Included Stockholder.

                  (e) If Purchaser has not delivered to the Selling Existing Stockholder and to the third party written notice of its acceptance of the offer contained in the Notice within 10 Business Days after the receipt of such Notice, it shall be deemed to have waived any and all rights pursuant to this
Section 1 with respect to the disposition of its Stock described in the Notice, and the Selling Existing Stockholder shall have 45 days (calculated from the first day next succeeding the expiration of the 45 day acceptance period described above), in which to dispose of the aggregate amount of Stock described in the Notice to the third party identified in the Notice, on terms not more favorable to the Selling Existing Stockholder than those which were set forth in the Notice. If Purchaser has delivered irrevocable written notice of acceptance as described in the preceding sentence and, if after 30 days following receipt of the Notice, the Selling Existing Stockholder and the third party shall not have completed the disposition of Stock to be sold in connection therewith in accordance with the terms of the Third Party Disposition,



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

all the restrictions on the disposition of Stock contained in this Section 1 shall again be in force and effect.

                  2.  Right of First Refusal for New Securities.
                      -----------------------------------------

                  (a) Company hereby grants to Purchaser a right of first refusal to purchase shares of any New Securities (as defined below) which Company may, from time to time, propose to sell and issue. Such right of first refusal shall allow Purchaser to purchase a pro rata portion of the New Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock and/or Convertible Preferred Stock (determined on an as converted basis) and/or Warrants (assuming the exercise of the then exercisable Warrants) held by Purchaser or its permitted transferees before the proposed issuance of New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 10 Business Days after receipt of the notice described in Section 2(c) hereof.

                  (b) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) securities issued pursuant to the acquisition of another corporation by Company by merger, purchase of all or substantially all of the assets or other reorganization whereby Company shall become the owner of more than 50% of the voting power of such corporation; (ii) shares of Common Stock issued in connection with any stock split or stock dividend of Company; (iii) shares of Common Stock issued pursuant to any public offering and sale of equity securities of Company pursuant to an effective registration statement under the Securities Act; (iv) shares of Common Stock issued pursuant to the conversion of Convertible Preferred Stock; (v) shares of Common Stock issued upon exercise of the Warrants; or (vi) shares of Common Stock issued pursuant to the exercise of options granted to employees, directors or consultants under Company's existing stock options, existing now or created in the future (to the extent permitted under the Purchase Agreement) or stock option plans or pursuant to the exercise of presently outstanding Warrants.

                  (c) If Company proposes to issue New Securities, it shall give Purchaser written notice thereof, describing



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

the New Securities, the number thereof to be issued, the purchase price therefor (which shall be payable solely in cash) and the terms upon which Company proposes to issue the same. Purchaser shall have 10 Business Days from the date such notice is given to determine whether to purchase all or any portion of its pro rata share of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to Company and stating therein the number of New Securities to be purchased.

                  (d) If Purchaser has not elected to purchase all of the New Securities proposed to be issued (within the time period for notifying Company set forth above), then Company shall have 60 calendar days in which to complete the proposed issuance of the portion of the New Securities not purchased by Purchaser at a price not less than that contained in the notice previously given to Purchaser and on terms and conditions not more favorable to the third party than those contained in such notice. If, at the end of such 60-calendar day period, Company has not completed such issuance of New Securities, Company shall no longer be permitted to issue such New Securities pursuant to this Section 2 without again fully complying with all of the provisions of this Section 2.

                  3.  Board Observer.
                      --------------

                  At any time that GE Capital shall be entitled to designate two or more members of the Board of Directors and designates fewer than such number, GE Capital may designate one individual (the "Observer") to attend all meetings of the Board of Directors (and any committees thereof) in a non-voting observer capacity. The Observer shall be entitled to receive all reports, presentations and materials as if the Observer were a member of the Board. Company shall reimburse each director designated by GE Capital for any reasonable expenses incurred in connection with meetings of the Board of Directors and committees thereof, and shall similarly reimburse the Observer.

                  4.  Stockholders' Representations and Warranties. Each
                      --------------------------------------------
Stockholder represents and warrants to each of the other Stockholders that there are no agreements to which such Stockholder is a party with respect to the voting or transfer of the capital stock of Company or with respect to any other aspect of Company's affairs, other than this Agreement.




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

                  5. Legend. The Existing Stockholders agree that each
                     ------
certificate representing the Stock now or hereafter held by a Stockholder shall be endorsed with a legend in substantially the following form:

                  "The shares represented by this certificate are subject to a certain Stockholders Agreement, dated as of December 24, 1997, which provides, among other things, for certain restrictions on the transfer of such shares. A copy of such Agreement is on file at the principal offices of Marketing Services Group, Inc. and will be furnished upon request to any holder of the shares represented by this certificate."

                  6. Equitable Relief. It is hereby acknowledged that
                     ----------------
irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the parties hereto in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto hereby agrees that each other party hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter; it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

                  7. Miscellaneous.
                     -------------

                  (a) Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made in writing by personal- delivery, first-class mail (registered or certified, with return receipt requested), telecopier (with "answer back" confirmation), or overnight air courier guaranteeing next day delivery in the case of Company, at its address set forth at the beginning of this Agreement (Attn: Jeremy Barbera telecopy No.: (212) 465-8877, and in the case of any Stockholder, to the address of such party appearing under its or his name on Annex I hereto (or to such other address as may be designated in writing by any such party in



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

accordance with this Section 7(a)). Such notices or communications shall be effective and deemed given upon delivery to said address.

                  (b) Complete Agreement; Amendment. This Agreement constitutes the complete understanding of the parties with respect to its subject matter and supersedes any other agreement or understanding relating thereto. No amendment, change or modification of this Agreement shall be valid, binding or enforceable, unless the same shall be in writing and signed by GE Capital and the Company and the Existing Shareholders to the extent their rights and obligations under this Agreement would be affected thereby.

                  (c) Termination. This Agreement may be terminated at any time by an instrument in writing signed by GE Capital.

                  (d) Waiver. No failure or delay on the part of the Stockholders or Company or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Stockholders or Company, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Stockholders or Company would otherwise have.

                  (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

                  (f) Governing Law; Waivers. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 7(a) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.




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

                  (g) Benefit and Binding Effect. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any permitted transferee of their Stock (other than as part of a registered offering under the Securities Act). References herein to Purchaser shall include Purchaser and any of its successors and assigns.

                  (h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (i) After-Acquired Shares. All of the provisions of this Agreement shall apply to all of the shares of capital stock of Company now owned or which may be issued to or acquired by a Stockholder in consequence of any additional issuance (including, without limitation, by exercise of an option or any warrant), purchase, exchange, conversion or reclassification of stock, corporate reorganization, or any other form of recapitalization, consolidation, merger, stock split or stock dividend, or which are acquired by a Stockholder in any other manner.

                  (j) Approvals and Consents. The Stockholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at stockholders' and directors' meetings of Company, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to adopt such by-laws and provisions of the certificate of incorporation as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby. They further agree to cause Company to do the same.




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

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    MARKETING SERVICES GROUP, INC.


                                    By: ________________________________________
                                           Name:
                                           Title:


                                    GENERAL ELECTRIC CAPITAL CORPORATION


                                     By: _______________________________________
                                            Name:
                                            Title:


                                     EXISTING STOCKHOLDERS:
                                     ---------------------

                                     Jeremy Barbera


                                     ____________________________________





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

                                     ANNEX I
                                     -------



                                                                     Number
Stockholders/Purchaser          Class of Securities                of Shares
----------------------          -------------------                ---------


General Electric                Convertible Preferred Stock         50,000
 Capital Corporation
260 Long Ridge Road
Stamford, Connecticut 06927
Attn: Equity Capital Group-
       Consumer Products
Telecopy No. (203) 961-2088

         with copies to:

          General Electric
           Capital Corporation
          260 Long Ridge Road
          Stamford, Connecticut 06927
          Attn: Equity Capital Group
                Legal Counsel
          Telecopy No. (203) 357-3047

         and

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York 10153
          Attn:  Ted S. Waksman, Esq.
          Telecopy No. (212) 310-8007

                                                                 Number
Stockholders/Existing Stockholders    Class of Securities       of Shares
----------------------------------    -------------------       ---------


Jeremy Barbera                         Common Stock              _________






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